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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-139127, No. 333-152951, No. 333-168787 and No. 333-184823) pertaining to the 2008 Performance Incentive Plan of Willdan Group, Inc. of our report dated March 26, 2013, with respect to the consolidated financial statements of Willdan Group, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 28, 2012.

                                                                                                /s/ Ernst & Young LLP

Los Angeles, California
March 26, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM